SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 MICROMUSE, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                                     [LOGO]
                                 MICROMUSE INC.

                               139 Townsend Street
                             San Francisco, CA 94107

                                 ---------------

                                December 28, 2000

Dear Micromuse Stockholder:

      We cordially invite you to attend the Annual Meeting of Stockholders of Micromuse Inc., which will be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105 on Thursday, February 1, 2001, at 10:00 a.m., Pacific Standard Time.

      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,


/s/ Gregory Q. Brown

Gregory Q. Brown
Chairman of the Board and
Chief Executive Officer

                                 MICROMUSE INC.
                               139 Townsend Street
                         San Francisco, California 94107

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held February 1, 2001

      The Annual Meeting of Stockholders (the "Annual Meeting") of Micromuse Inc. (the "Company") will be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105 on Thursday, February 1, 2001, at 10:00 a.m., Pacific Standard Time, for the following purposes:

      1. To elect two directors of the Board of Directors to serve until the 2002 Annual Meeting or until their successors have been duly elected and qualified;

      2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending September 30, 2001; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 8, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 139 Townsend Street, San Francisco, CA 94107 during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ Gregory Q. Brown

                                        GREGORY Q. BROWN
                                        Chairman of the Board and
                                        Chief Executive Officer

San Francisco, California
December 28, 2000

--------------------------------------------------------------------------------

                                    IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

--------------------------------------------------------------------------------

                                     [LOGO]
                               139 Townsend Street
                         San Francisco, California 94107

                                 ---------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         To be held on February 1, 2001

                                 ---------------

                               GENERAL INFORMATION

      The enclosed proxy is solicited on behalf of the Board of Directors of Micromuse Inc., a Delaware corporation ("Micromuse" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105, on Thursday, February 1, 2001, and at any adjournment or postponement of the Annual Meeting. These proxy solicitation materials were first mailed on or about December 28, 2000, to all stockholders entitled to vote at the Annual Meeting.

      Unless specifically noted otherwise, all Common Stock data in this Proxy Statement has been adjusted to reflect the effect of the two-for-one stock splits declared payable on February 22, 2000 and December 19, 2000.

                               PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

      The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On December 8, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 35,525,319 shares of Common Stock outstanding (before distribution of the December 19, 2000 two-for-one stock split). Each stockholder of record on December 8, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

      The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

      Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

      Proposal 2. Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2001 requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

Proxies

      Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1) and FOR Proposal No. 2, and in the discretion of the proxy holder as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

      The cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders will be borne by the Company. The Company may retain and pay for the services of a proxy solicitor, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telecopy or telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation provides for a Classified Board of Directors, with the terms of office of each of the two classes of directors ending in successive years. The Company currently has authorized five directors on the Board. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors of the Company. At the Annual Meeting, two directors are to be elected as Class I directors, to serve until the Company's Annual Meeting following the end of fiscal year 2002, or until their successors are elected and qualified. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of December 28, 2000, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the Nominees named below. The two Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                             Year First
   Nominees          Age   Elected Director  Positions & Offices Held with the Company
   ---------         ---   ----------------  -----------------------------------------
Stephen A. Allott    42         1998         Director, President and Chief Financial Officer
David C. Schwab (1)  43         1996         Director

----------
(1)   Member of Audit Committee and Compensation Committee

      Stephen A. Allott, age 42, has served as the Company's President and as a director since October 1998 and as the Company's Chief Financial Officer since July 1998. Mr. Allott served as the Company's Senior Vice President, Finance from September 1997 to July 1998. From June 1997 to September 1997, Mr. Allott served as Vice President, Global Telco Industry. From April 1996 to September 1997, Mr. Allott served as Managing Director, Micromuse Europe. From September 1995 to April 1996 he served as the Company's Business Development Director. Mr. Allott has also been a director of Micromuse plc since March 1996. Prior to joining the Company, Mr. Allott served as a strategy consultant with McKinsey & Company from September 1990 to September 1995. From May 1988 to September 1990, Mr. Allott served as United Kingdom legal counsel for Sun Microsystems, UK. Mr. Allott received his M.A., Law from Trinity College, Cambridge and was called to the English Bar at Gray's Inn.

      David C. Schwab, age 43, has been a director of the Company since December 1996. Mr. Schwab has been a general partner of Sierra Ventures since November 1996. Prior to joining Sierra Ventures, Mr. Schwab co-founded Scopus Technology, Inc., a client-server software systems company, and served in various capacities from August 1991 to June 1996, most recently as Vice President of Sales. Mr. Schwab received his B.A. in Systems Engineering from University of California San Diego, an M.S. and ENG. in Aerospace Engineering from Stanford University, and an MBA from Harvard Business School.

Continuing Directors

      Set forth below is information regarding the continuing directors of the Company, including their ages, the period during which each has served as a director, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered. Their terms as Class II directors are scheduled to end at the Company's Annual Meeting following the end of fiscal year 2001.

      Mr. Brown, age 40, was named Chairman and CEO of Micromuse Inc. in February 1999. His 20 years of high-tech experience includes leadership positions in the telecommunications, data networking, cable TV and computer software industries. From September 1996 until joining Micromuse Inc., Mr. Brown served as president of Ameritech Custom Business Services, a unit of Ameritech Corporation that provides large business customers with custom communications and information technology. This $1.4 billion unit served many Fortune 500 companies as a single source for the provisioning and management of network and desktop-based voice, data, video, and local-access services. For the three years prior to his position at Custom Business Services, Mr. Brown was president of Ameritech New Media Inc. As president, Mr. Brown was responsible for all of Ameritech's consumer cable TV operations. Additionally Mr. Brown was a member of the board of directors of Americast, the video programming joint venture involving Ameritech, The Walt Disney Company, GTE, Bell South, and Southern New England Telephone. Before joining Ameritech in 1987, Mr. Brown held a variety of sales and marketing positions with AT&T in Michigan for five years. Mr. Brown received his degree in Economics from Rutgers University in June 1982.

      Mr. Jackson, age 50, has been a director of the Company since July 1998. Mr. Jackson has also been a director of the Company's subsidiary Micromuse plc since March 1994. Mr. Jackson has been a Chairman of Elderstreet Investments LTD, a venture capital and investment house since 1990. Since January 1998, Mr. Jackson has served as Deputy Chairman of Planit plc. Mr. Jackson has also served as a director of Sage Group plc, an accounting software company, since July 1984 and as non-executive chairman since September 1997. Mr. Jackson was trained and employed as a CPA at Coopers & Lybrand and received his LLB in Law from Cambridge University.

      Ms. Wallman, age 43, has been a director of the Company since May 6, 1999. Ms. Wallman held several senior positions at the FCC and in the White House from 1994 until November 1997, serving as Chief of the Common Carrier Bureau at the FCC and as Deputy Assistant to the President for Economic Policy and Counselor and Chief of Staff of the National Economic Council. In November 1997 Ms. Wallman founded and she still leads Wallman

Strategic Consulting, LLC, providing strategic advice in the areas of telecommunications, information technology, and communications infrastructure issues. Prior to joining the administration, she was a partner at the Washington D.C. based law firm of Arnold & Porter. Ms. Wallman received her B.A. from the Catholic University of America where she was graduated in 1979 summa cum laude, Phi Beta Kappa. She earned a J.D. from Georgetown University Law Center graduating in 1984 magna cum laude, and at the same time, a M.S. from Georgetown's Walsh School of Foreign Service, graduating with honors.

Board of Directors Meetings and Committees

      During the fiscal year ended September 30, 2000, the Board of Directors held 8 meetings. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in all meetings of the Board and Committees of the Board of Directors on which each such director served, except for one director who did not attend one Board meeting. During such year the Board of Directors had an Audit Committee and a Compensation Committee and the Compensation Committee had a Stock Option Committee.

      During the fiscal year ended September 30, 2000, the Audit Committee held 6 meetings. The Audit Committee currently consists of three non-employee directors, Messrs. Jackson and Schwab and Ms. Wallman. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company. The Board has adopted and approved a charter for the Audit Committee, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

      During the fiscal year ended September 30, 2000, the Compensation Committee acted by written consent on 3 occasions and met in conjunction with the full Board of Directors on 8 occasions. The Compensation Committee currently consists of two directors, Messrs. Jackson and Schwab. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company including the 1997 Stock Option/Stock Issuance Plan, 1998 Stock Option Plan and Employee Stock Purchase Plan (collectively "Stock Plans").

      During the fiscal year ended September 30, 2000, the Stock Option Committee held no meetings and acted by written consent on 12 occasions. The Stock Option Committee currently consists of Mr. Brown and has authority to make option grants to non-officer employees and consultants for up to 25% of the shares authorized for issuance as options per quarter on terms determined to promote alignment with shareholder interests and employee retention. The Committee provides detailed reports of its stock grant activity to the Compensation Committee and the Board on at least a quarterly basis.

Director Compensation

      The Board of Directors unanimously approved discontinuance of cash compensation for non-employee directors and approved the issuance to each non-employee director of options to purchase 80,000 shares of the Company's Common Stock in September 1999. On October 20, 2000, the Board of Directors issued to each non-employee director options to purchase 30,000 shares of the Company's Common Stock. Director options vest monthly over a three year period, and the exercise price is the fair market value on the date of grant. The Board grant figures have been adjusted for the two 2-for-1 stock splits.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES LISTED ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 30, 2000 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and the executive officers named in the "Executive Compensation -- Summary Compensation Table," and (iii) all current directors and executive officers as a group. Where information regarding shareholders is based on Schedules 13D and 13G, the number of shares is as of the date for which information was provided in such schedules.

      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                     Shares of Common Stock
                                                    Beneficially Owned (1)(2)(3)
                                              --------------------------------------
Beneficial Owner                              Number of Shares  Percentage Ownership
--------------------------------------------  ----------------  --------------------
Putnam Investments, Inc.(4) ................      7,460,042             10.52%
   One Post Office Square
   Boston, MA 02109
FMR Corp. (5) ..............................      4,480,000              6.32%
   82 Devonshire Street
   Boston, MA 02109
Pilgrim Baxter & Associates (6) ............      5,292,000              7.47%
   825 Duportail Road
   Wayne, PA 19087
Essex Investment Management Company (7) ....      4,841,960              6.83%
   125 High Street
   Boston, MA 02110
Franklin Advisers, Inc. (8) ................      4,183,732              5.90%
   777 Mariners Island Blvd
   San Mateo, CA 94404

Stephen A. Allott  (9) .....................        213,170                 *

Gregory Q. Brown (10) ......................      1,390,666              1.92

James B. De Golia (11) .....................         56,922                 *

Michael S. Donohue (12) ....................         54,436                 *

Michael E.W. Jackson (13) ..................         69,282                 *

David C. Schwab (14) .......................        530,010                 *

Peter Shearan (15) .........................        330,552                 *

Kathleen M. H. Wallman (16) ................         36,534                 *

Directors and Executive Officers as a
group (8 persons) (17) .....................      2,681,572              3.67%

----------
*     Less than one percent of the outstanding shares of Common Stock.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage ownership is based on 70,880,356 shares of Common Stock outstanding on November 30, 2000, adjusted per note (3) below.

(3) All share numbers have been adjusted to reflect 2-for-1 stock splits in February and December of calendar year 2000.

(4) Based solely on information provided by Marsh & McLennan Companies, Inc. ("Marsh") in a Schedule 13G filed with the Securities and Exchange Commission on August 17, 2000. Putnam Investments, Inc., a wholly-owned subsidiary of Marsh, wholly owns two registered investment advisors:
      Putnam Investment Management, Inc. ("PIM") and Putnam Advisory Company, Inc. ("PAC"). PIM and PAC report shared power to dispose of 6,621,942 and 838,100 shares, respectively, and PAC reports shared power to vote 195,600 shares.

(5) Based solely on information provided by FMR Corp. in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, which reports beneficial ownership of certain FMR affiliates as follows:
      3,641,600 shares held by Fidelity Management & Research Company, 676,800 shares held by Fidelity Management Trust Company, and 161,600 shares held by Fidelity International Limited, as to which, on an aggregate basis, these persons report sole power to dispose of 4,480,000 shares and sole power to vote 830,400 shares.

(6) Based solely on information provided by Pilgrim Baxter & Associates in an amended Schedule 13G filed with the Securities and Exchange Commission on January 7, 2000, which reports sole power to vote 4,991,200 shares and sole power to dispose all of the shares stated in the table above.

(7) Based solely on information provided by Essex Investment Management Company in a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2000, which reports sole power to vote 3,406,380 shares and sole power to dispose of all of the shares stated in the table above.

(8) Based solely on information provided by Franklin Resources, Inc. ("Franklin Resources"), and Charles B. Johnson and Rupert H. Johnson, Jr. in an amended Schedule 13G filed with the Securities and Exchange Commission on January 28, 2000, which reports that Franklin Advisers, Inc., an advisory subsidiary of Franklin Resources, has sole power to vote 4,100,960 shares.

(9) Includes 203,170 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

(10) Includes 1,390,666 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

(11) Includes 39,202 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

(12) Includes 51,164 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

(13) Includes 67,918 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

(14) Includes 35,834 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

(15) Includes 327,952 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

(16) Includes 35,834 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

(17) Includes 2,151,740 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 2000.

                          COMPENSATION COMMITTEE REPORT

Report of Executive Compensation

      This Report describes the compensation policies and rationale applied to the compensation paid to the Company's executive officers for the fiscal year ended September 30, 2000.

Purpose

      For the 2000 fiscal year the Board of Directors, with the recommendation of the Compensation Committee, established the level of base salary and bonus programs to be paid to the Chief Executive Officer, President and Chief Financial Officer and other executive officers of the Company and administered the Company's Stock Plans. The Board also approved the hiring, option grants, compensation, and employment terms of other executive officers hired during the year and the individual bonus programs to be in effect for the officers and certain other key employees each fiscal year.

      For the 2000 fiscal year, the process used to determine executive officer compensation levels was based upon the Board's judgment, with reference to outside sources. Among the factors considered by the Compensation Committee and the Board were the recommendations of the Chief Executive Officer and President and Chief Financial Officer with respect to the compensation of the Company's executive officers. However, the Board made the final compensation decisions for all officers.

General Compensation Policy

      The Company's executive compensation policy is to offer the Company's executive officers competitive compensation opportunities based upon increasing stockholder value and individual achievement of defined objectives. The policy is intended to be competitive in order to recruit, retain and motivate people of needed capabilities. It is the Company's objective to have compensation be highly competitive with that of public software companies (the "Peer Companies"). Compensation should include meaningful equity in the Company, which strengthens the mutuality of interests between the executive officers and the stockholders. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, (ii) cash incentive bonuses, and
(iii) long-term Common Stock-based incentive awards.

Base Salary

      The base salary for each executive officer is set on the basis of responsibilities, personal performance and a review of comparable positions at the Peer Companies. The level of base salary set for such executive officers to date has been comparable to the surveyed compensation data for the Peer Companies.

Annual Incentive Compensation

      The performance of the Company substantially exceeded the Company's fiscal 2000 targets. On an annual or more frequent basis, it is the policy of the Board or Compensation Committee to establish a set of objectives for executive officers based on Company performance and on achievement of individual objectives. At the end of the fiscal year or other measurement period, the Board or Compensation Committee will evaluate the objectives to determine whether the specified objectives were met and will determine whether extraordinary accomplishments should be considered in determining the bonus award. For 2000, target incentives varied by group and each officer's objectives required achievement of his group's objectives, as well as achievement of corporate revenue and/or corporate bookings. For 2000, actual bonuses paid reflected an individual's accomplishment of both corporate and functional objectives, with approximately equal weight being given to achievement of corporate and functional objectives.

Long-Term Incentive Compensation

      During the 2000 fiscal year, the Compensation Committee, in its discretion, made option grants to key employees, including executive officers under the 1997 Option/Stock Issuance Plan. The size of each grant was set at a level that together with past option grants the Board and the Compensation Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company. However, other factors considered include: the individual's potential for future responsibility, the individual's performance in the recent period, and the number of unvested options held by the individual at the time of the new grant.

      The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date or later date) over a specified period of time. The option generally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

CEO Compensation

      Under the terms of Mr. Brown's February 17, 1999 Employment Agreement, in fiscal year 2000 he received a base salary of $350,000, and his target bonus of $350,000 was increased to $525,000 based on Company performance and Compensation Committee approval. Under the terms of his Employment Agreement, on a split adjusted basis, he received options to purchase a total of 3,200,000 shares of the Company's Common Stock, comprised of: 1,280,000 shares that vested after 18 months of continuous employment; 1,280,000 shares that are vesting monthly over his first 48 months of employment; and 640,000 shares that, because of superior Company performance in fiscal year 2000, began to vest over a 24 month period commencing October 1, 2000. The Employment Agreement also provides for twelve months of base salary, and pro-rated bonus in the event his employment terminates other than for cause or permanent disability or with good reason. If the Company experiences a change in control, and Mr. Brown is terminated (not for cause or permanent disability) all of Mr. Brown's unvested option shares will then become vested. The Agreement also includes non-competition, non-solicitation and other restrictive covenants, including an obligation to sign a release in order to receive such termination benefits. On October 20, 2000, after reviewing the performance of Mr. Brown and the Company, the Compensation Committee increased to $400,000 each of Mr. Brown's base and target bonus compensation for fiscal year 2001.

Tax Limitation

      Under the federal tax laws, a publicly held company such as Micromuse Inc. will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company's executive officers for the 2001 fiscal year will exceed the $1 million limit per officer. In order to qualify option grants under the Company's 1997 Stock Option/Stock Issuance Plan for an exemption available to performance-based compensation, the stockholders have approved certain provisions of that Plan, including a limit on the maximum number of option shares that any one participant may receive each calendar year. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1997 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                        COMPENSATION COMMITTEE

                                        David C. Schwab
                                        Michael E.W. Jackson

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company's Board of Directors was formed in February, 1999 and the members of the Compensation Committee are Messrs. Jackson and Schwab. None of the members of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             AUDIT COMMITTEE REPORT

      The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2000, included in the Company's Annual Report on Form 10-K for that year.

      The audit committee has reviewed and discussed these audited financial statements with management of the Company.

      The audit committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

      The audit committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with KPMG LLP the independence of KPMG LLP from the Company.

      Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                        Submitted by the Audit Committee
                                        of the Board of Directors

                                        Michael E. W. Jackson
                                        David C. Schwab
                                        Kathleen Wallman

                             STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between February 13, 1998 (the date the Company's Common Stock commenced public trading) and September 30, 2000, with the cumulative total return of (i) the S&P 500 Index, (ii) the Nasdaq Stock Market - U.S. Index, and (iii) Chase H & Q Computer Software over the same period. This graph assumes the investment of $100.00 on February 13, 1998 in the Company's Common Stock, the S&P 500 Index, the Nasdaq Stock Market - U.S. Index, and Chase H & Q Computer Software and assumes the reinvestment of dividends, if any.

      The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard & Poor's Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
           AMONG MICROMUSE INC. THE NASDAQ STOCK MARKET (U.S.) INDEX,
         THE S&P 500 INDEX AND THE CHASE H & Q COMPUTER SOFTWARE INDEX

                               [PERFORMANCE GRAPH]

                                          Cumulative Total Return
                                   ------------------------------------
                                   2/13/98     9/98      9/99      9/00
MICROMUSE INC.                      100.00    94.70    340.40   2129.14
NASDAQ STOCK MARKET (U.S.)          100.00   105.18    171.83    228.12
S & P 500                           100.00   104.84    133.99    151.79
CHASE H & Q COMPUTER SOFTWARE       100.00   108.35    159.82    310.32

*$100 INVESTED ON 2/13/98 IN STOCK OR IN 1/31/98
IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

      The above graph commences with the closing price of the Company's Common Stock on February 13, 1998, the day the stock commenced public trading on. On a split adjusted basis, the Common Stock closed that day at a price $4.72 per share (a 57% increase from its initial offering price of $3.00 per share).

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

Executive Compensation

      The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated officers whose salary and bonus for the fiscal year ended September 30, 2000 exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the fiscal year ended September 30, 2000.

                           Summary Compensation Table

                                                                                                         Long-Term
                                                             Annual Compensation                       Compensation
                                                    ------------------------------------------         --------------
                                                                                                           Awards
                                                                                                       --------------
                                                                                                         Securities
                                                    Fiscal                                               Underlying
   Name and Principal Position                       Year          Salary($)         Bonus($)            Options(#)
-------------------------------------------------    ----        -----------       -----------         --------------
Gregory Q. Brown (1) ............................    2000          350,000            525,000                    --
  Chairman of the Board and                          1999          204,166            230,417             3,200,000
  Chief Executive Officer

Stephen A. Allott (4)............................    2000          231,047            224,117                    --
  President and Chief Financial Officer              1999          257,141            253,395               400,000
                                                     1998          226,716              9,767                    --

James B. De Golia (2) ...........................    2000          180,000             30,000                    --
  Senior Vice President, Secretary                   1999          135,000             30,000               280,000
  and General Counsel

Michael S. Donohue (3) ..........................    2000          160,000            443,321               120,000
  Senior Vice President,                             1999          150,910            472,399               360,000
  Sales and Business Operations

Peter Shearan (4)................................    2000          126,577             52,203                    --
  Senior Vice President,                             1999          148,113             37,673               140,000
  Product Management and Customer Support            1998          140,201              6,869                60,000

----------
(1)   Mr. Brown commenced his employment on February 17, 1999.
(2)   Mr. De Golia commenced his employment on January 1, 1999.
(3)   Mr. Donohue commenced his employment on October 22, 1998.
(4) Messrs Allott and Shearan are compensated in British Pounds and the cash compensation reported for them reflects conversion of those aggregate sums into U.S. dollars at the applicable conversion rate on September 30.

Option Grants

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers in the fiscal year ended September 30, 2000.

                                               Individual Grant
                               ---------------------------------------------------
                               Number of     % of Total                                      Potential
                               Securities      Options                               Realizable Value at Assumed
                               Underlying      Granted                                 Stock Price Appreciation
                                Options     To Employees     Exercise                     for Option Term(3)
                                Granted           in           Price    Expiration   ---------------------------
           Name                   (#)         2000(%)(1)     ($/Sh)(2)     Date          5%($)         10%($)
-----------------------------   -------      -----------     ---------   ---------   ------------   ------------
Gregory Q. Brown ............     0
Stephen A. Allott ...........     0
James B. De Golia ...........     0
Michael S. Donohue ..........   80,000         1.5             $61.50    6/21/10     $3,094,162     $7,841,213
                                40,000           *             $37.50    4/14/10     $  943,342     $2,390,614
Peter Shearan ...............     0

----------
*     Less than one percent of the total options granted to employees in fiscal
      2000.
(1)   Based on an aggregate of 5,361,604 option shares granted in fiscal 2000.
(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the option grant date, which is equal to the closing price, as reported by the Nasdaq National Market System on the option grant date. The options normally vest over a 4 year period (except as noted in the description of Mr. Brown's compensation in the Compensation Committee Report) and the exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless broker-assisted exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.
(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are based on rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Fiscal Year-End Values

      The following table sets forth information concerning the year-end number and value of unexercised options; and the number of options exercised during fiscal year 2000 with respect to each of the Named Executive Officers.

                                                                                              Value of
                                                                  Number of                  Unexercised
                                Shares                       Securities Underlying           in-the-Money
                               Acquired                       Unexercised Options              Options
                              on Exercise  Value Realized        At FY-End(#)              at FY-End($)(2)
                              -----------  ---------------   ---------------------   ---------------------------
             Name                 (#)          ($) (1)        Vested      Unvested      Vested        Unvested
-----------------------------   -------      -----------     ---------   ---------   ------------   ------------
Gregory Q. Brown ............   336,000      $15,081,157     1,424,000   1,440,000   $132,521,356   $134,010,360
Stephen A. Allott ...........   240,000      $11,676,639       225,000     213,548   $ 22,170,799   $ 20,995,968
James B. De Golia ...........    82,800      $ 3,876,588        33,868     163,332   $  3,253,453   $ 15,690,121
Michael S. Donohue ..........   108,000      $ 5,330,297        41,168     330,832   $  3,780,809   $ 25,405,088
Peter Shearan ...............    72,000      $ 2,896,706       296,470     121,466   $ 29,387,212   $ 11,880,224

----------
(1) The amounts in this column are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

(2) Based on the fair market value of the Company's Common Stock at fiscal year end (100.469 per share), and such value is equal to the closing price, as reported by the Nasdaq National Market System at that date, less the exercise price payable for such shares.

             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

      The Company's executive officers have standard offer letters with the Company that set forth their base salary, option grant and eligibility to participate in employee benefit programs available to similarly situated employees, except as noted below. The Company's executive officers do not have any severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Mr. Brown's employment agreement is described in the Compensation Committee Report. Mr. Allott's offer letter also provides that he must give the Company three months of notice prior to a resignation. Mr. Allott's terms of employment provide that he be given twelve months notice should he be terminated other than for cause after October 2000. Mr. De Golia's offer letter also provides that the Company must provide twelve month notice of termination in the event of termination without cause or resignation for defined good reasons and vesting of his options will accelerate if he is terminated without cause within twelve months of a change of control. He is also obligated to sign a release and non-competition agreement in order to receive such termination benefits.

      Under the Company's 1997 Stock Option/Stock Issuance Plan, upon a Corporate Transaction generally, qualified by reference to the detailed provisions of the plan, meaning a transfer of all or substantially all of the Company's assets in dissolution or liquidation, or transfer of voting control of the Company in a merger or consolidation, the vesting of each outstanding option shall automatically accelerate so that each such option shall become fully vested and exercisable (and applicable repurchase rights shall lapse), except to the extent any such option is assumed or replaced with a comparable option or cash incentive program by the successor corporation. In addition, the Plan Administrator, the Board or an authorized committee, shall have the discretion to provide for the automatic acceleration of vesting of any options upon the occurrence of a Corporate Transaction or Change in Control (generally, qualified by reference to the detailed provision of the plan, where a person or group acquires control of the Company without approval by the Board of Directors or if certain defined changes in the Board of Directors occur during a 36 month period) or upon an involuntary termination of employment following such a transaction.

             PROPOSAL NO. 2 -- RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors has appointed the firm of KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 2001. KPMG LLP has audited the Company's financial statements since the fiscal year ended September 30, 1995.

      A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

             Section 16(a) Beneficial Ownership Reporting Compliance

      The members of the Board of Directors, the executive officers of the Company and persons, if any, who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in the Common Stock. Based upon the copies of Section 16(a) reports that the Company received from such persons or the written representations received from one or more of such persons concerning reports required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by the persons subject to the Section 16(a) reporting requirements.

                                    FORM 10-K

      THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO MICROMUSE INC., 139 TOWNSEND STREET, SAN FRANCISCO, CALIFORNIA 94107, ATTN:
INVESTOR RELATIONS.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Under the Company's Bylaws, stockholders seeking to bring business or nominate directors at an annual meeting of stockholders must provide timely notice in writing to the Company. To be timely, a stockholder's notice must be delivered to the attention of the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting or, for the 2002 annual meeting, not after December 3, 2001 and not before November 3, 2001. However, in the case of an annual meeting that is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, such notice to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date of first public disclosure of the meeting. The Bylaws specify further requirements for the form and content of a stockholder's notice. If the Company does not receive timely notice of a stockholder proposal, management of the Company will use its discretionary authority to vote the proxies received as the Board of Directors may recommend.

      Any stockholder who intends to present a proposal for consideration at the 2002 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2002 Annual Meeting, must deliver a written copy of the proposal to the Company's principal executive offices no later than August 30, 2001, in order for the proposal to be considered for inclusion under the rules of the Securities and Exchange Commission. These proposals should be addressed to Micromuse Inc., 139 Townsend Street, San Francisco, California 94107, Attention: Secretary.

                                  OTHER MATTERS

      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        OF MICROMUSE INC.

San Francisco, California
December 28, 2000

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

      THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                   Appendix A
                             Audit Committee Charter

                                 MICROMUSE INC.

                             AUDIT COMMITTEE CHARTER

Statement of Policy

The Company's independent accountants' ultimate accountability is to the board of directors of the Company and the audit committee, as representatives of stockholders. The audit committee, as such representatives, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for stockholder ratification in any proxy statement).

Composition

There shall be an audit committee, comprised of at least three independent directors, reporting to and assisting the board of directors in the proper discharge of their statutory and fiduciary responsibilities. All audit committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the audit committee, and at least one member shall have accounting or related financial management expertise.

The primary roles in the Committee shall be to:

o Assist the board of directors in fulfilling its fiduciary responsibilities for the integrity of financial reporting and the adequacy of internal controls.

o Serve as focal point for communications among non-committee directors, Company's management and the independent accountants.

o Function as an agent for the board of directors to help ensure the independence of the Company's independent accountants, the integrity of management and the adequacy of disclosure to stockholders.

The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The audit committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The audit committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.

Responsibilities

1. OVERSIGHT OF FINANCIAL REPORTING PROCESS:

      a. Ensure that management has established corporate ethical standards dealing with financial reporting integrity.

      b. Review with management and the independent accountants at the completion of annual examination:

            i. The acceptability and quality of the Company's annual financial statements and related footnotes, SEC filings, Management Discussion and Analysis.

            ii. The independent accountants' audit of the financial statements and report thereon.

            iii. Any significant changes required in the independent accountants' audit plan.

            iv. Any serious difficulties or disagreements that arose between the auditors and management during the course of the audit.

            v. Other matters related to the conduct of the audit which are to be communicated to the committee under Generally Accepted Auditing Standards.

      c. Review the Company's interim financial information to stockholders and regulatory agencies. Pay particular attention to judgmental, high-risk, and sensitive areas in the financial statements. Review with management and the independent accountants the acceptability and quality of the Company's quarterly financial statements and related footnotes, SEC filings, Management Discussion and Analysis.

      d.    Review significant matters arising since previous audit reports.

      e. Review and discuss with management and the Company's legal counsel any threatened, pending or ongoing litigation which may result in a material financial impact to the Company.

      f. Review, in consultation with the independent accountants, the adequacy and appropriateness of the Company's accounting principles, policies and practices.

      g. Review the impact of new accounting pronouncements or reporting practices relevant to the Company and other matters of interest.

      h. Review and discuss with the independent accountants their independence from management and the Company and the matters included in the written disclosure required by Independence Standards Board.

      i. Review the scope and fees of audits and non-audit services of the independent accountants.

      j. Recommend to the board of directors the appointment of the independent accountants.

      k.    Review on an annual basis this charter and update it as appropriate.

2. OVERSIGHT OF THE INTERNAL CONTROLS:

      a. Evaluate the general procedures and practices of the Company to ensure the adequacy of internal controls, including revenue recognition and the security surrounding assets and computerized information systems. Review need for internal audit function.

      b. Consider the findings and comments from the independent accountants on internal controls and review the status of prior period audit recommendations made by the independent accountants.

      c. Provide opportunity to meet with the independent accountants in private session without management.

      d. Review succession planning for financial staff, obtain staff evaluation from auditors.

      e.    Review the adequacy of the policies and practices related to:

            i.    Conflict of interest

            ii.   Ethical conduct.

            iii. Compliance with key regulatory issues such as the Foreign Corrupt Practice Act.

3. COMMITTEE MEETINGS AND REPORTING

The audit committee shall hold such meetings periodically as the audit committee deems necessary, but no less than two times annually. The audit committee chairman shall request that members of management and representatives of the independent accountants be present at the meetings of the audit committee. Such meetings shall provide executive sessions with the independent accountants.

Semi-annually, the audit committee shall report to the board of directors outlining its activities, future plans and any significant matters brought forth by the independent accountants.

--------------------------------------------------------------------------------
PROXY

                                 MICROMUSE INC.
                   139 TOWNSEND STREET, SAN FRANCISCO CA 94107

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICROMUSE INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 1, 2001

The undersigned holder of Common Stock, par value $0.01, of Micromuse Inc. (the "Company") hereby appoints Gregory Q. Brown and James B. DeGolia severally proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, February 1, 2001 at 10:00 a.m. pacific standard time, at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California, 94105 and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS (PROPOSAL 1) AND FOR RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL 2) AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS (PROPOSAL 1), AND "FOR" PROPOSAL 2. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF MICROMUSE INC., YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

      PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                        Please mark
                                                        your votes as     |X|
                                                        indicated in
                                                        this example

                                                               WITHOLD
                                             FOR all        AUTHORITY for
                                             nominees       all nominees
1. To elect the following directors
   to serve for a term ending upon the
   2003 Annual Meeting of Stockholders         |_|               |_|
   or until their successors are elected
   and qualified;

Nominees: Stephen A. Allott      David C. Schwab

FOR the nominees, except vote withheld from the following nominees:

__________________________________________________________________

2. To ratify the appointment of KPMG LLP     FOR          AGAINST        ABSTAIN
   as the Company's independent accountants
   for the fiscal year ending                |_|            |_|            |_|
   September 30, 2001.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature(s)___________________________________________  Date ____________, 2001

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

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